UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2011 (May 25, 2011)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

New License Agreement with Roche

On May 25, 2011, Trimeris, Inc. (the “Company”) entered into an Amended and Restated Agreement (the “New License Agreement”) with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively, “Roche”) pursuant to which the parties comprehensively modified all of their existing agreements regarding the Company’s product, FUZEON.

The New License Agreement, which is effective January 1, 2011, supersedes and replaces the Development and License Agreement dated July 1, 1999 between the Company and Roche, as amended, and the Research Agreement dated January 1, 2000 between the Company and Roche, as amended (such prior agreements are referred to herein as the “Previous Agreements”). Pursuant to the New License Agreement, the Company reaffirmed Roche’s exclusive license to manufacture and sell FUZEON worldwide. Roche will pay the Company a royalty equal to 16% of worldwide Net Sales (as defined in the New License Agreement) of FUZEON occurring from and after January 1, 2011. Additionally, the Company and Roche each agreed to release and discharge the other from any and all claims and disputes relating to the Previous Agreements, including the previously disclosed dispute regarding cost of goods sold, and Roche agreed to pay the Company a net payment of $4,900,000 in settlement of all such claims and disputes.

The foregoing description of the New License Agreement does not purport to be complete and is qualified in its entirety by reference to the New License Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Director Indemnification Agreements

Effective as of May 25, 2011, the Company’s Board of Directors approved a form of director indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each person holding office as a director on or after such date. Each of the Company’s current directors is entering into the Indemnification Agreement effective as of May 25, 2011.

In general, the Indemnification Agreement provides that the Company will indemnify the director, to the fullest extent permitted by applicable law, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the director’s service to, or at the request of, the Company. This indemnification is only available if the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the director in connection with any proceeding covered by the Indemnification Agreement. In order to obtain such advancement, the director must provide the Company with an undertaking to repay all amounts if it is ultimately determined that the director is not entitled to indemnification for such expenses.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the director may be entitled, including any rights arising under applicable law, the Company’s certificate of incorporation and bylaws, any other agreement or a vote of stockholders or resolution of directors, or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Director Indemnification Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Agreement among Trimeris, Inc., F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc., dated May 25, 2011

10.2	Form of Director Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2011	TRIMERIS, INC.

	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Agreement among Trimeris, Inc., F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc., dated May 25, 2011

10.2	Form of Director Indemnification Agreement